Exhibit 25.1
Registration No. 333-158542
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☑

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

Delaware	95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street, Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
Robert J. Sussman, Esq.
Legal Department
The Bank of New York Mellon Trust Company, National Association
One Wall Street
New York, NY 10286
(212) 635-1089
(Name, address and telephone number of agent for service)

INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of obligor as specified in its charter)
(See table of additional obligors on following page)

Delaware	04-3565120
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

51 Sawyer Road, Suite 200	02453
Waltham, Massachusetts	(Zip code)
(Address of principal executive offices)

7.875% Senior Notes Due 2016
(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS
     Some or all of the following direct and indirect wholly owned domestic subsidiaries of Inverness Medical Innovations, Inc. are expected to guarantee the debt securities issued pursuant to the Indenture. The address, including zip code, and telephone number, including area code, of each of the co-obligors is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, (781) 647-3900:

State or other
jurisdiction of
Exact name of additional registrant	incorporation or	I.R.S. Employer
as specified in its charter	organization	Identification Number
Alere Health, LLC	Delaware	26-2564744
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Health Improvement Company	Delaware	23-2776413
Alere Health Systems, Inc.	Delaware	22-3493126
Alere Medical, Inc.	California	94-3238845
Alere NewCo, Inc.	Delaware	27-2104833
Alere NewCo II, Inc.	Delaware	27-2104868
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
Applied Biotech, Inc.	California	33-0447325
Binax, Inc.	Delaware	20-2507302
Biosite Incorporated	Delaware	33-0288606
Cholestech Corporation	Delaware	94-3065493
First Check Diagnostics Corp.	Delaware	20-8329751
First Check Ecom, Inc.	Massachusetts	33-1026518
Free & Clear, Inc.	Delaware	20-0231080
GeneCare Medical Genetics Center, Inc.	North Carolina	56-1348485
Hemosense, Inc.	Delaware	77-0452938
IM US Holdings, LLC	Delaware	26-0349667
Innovacon, Inc.	Delaware	20-1100264
Innovative Mobility, LLC	Florida	20-0351538
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical, LLC	Delaware	26-0392649
Inverness Medical — Biostar Inc.	Delaware	91-1929582
Inverness Medical Innovations North America, Inc.	Delaware	26-1444559
Inverness Medical International Holding Corp.	Delaware	20-0963463
Ischemia Technologies, Inc.	Delaware	84-1489537
IVC Industries, Inc.	Delaware	22-1567481
Kroll Laboratory Specialists, Inc.	Louisiana	72-0846066
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Matria of New York, Inc.	New York	58-1873062
Matritech, Inc.	Delaware	26-1436477
New Binax, Inc.	Delaware	36-4668096
New Biosite Incorporated	Delaware	27-2104785
Ostex International, Inc.	Washington	91-1450247
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RMD Networks, Inc.	Delaware	84-1581993
RTL Holdings, Inc.	Delaware	20-4371685
Scientific Testing Laboratories, Inc.	Virginia	54-1624514
Selfcare Technology, Inc.	Delaware	04-3383533
Tapestry Medical, Inc.	Delaware	20-0391730
Wampole Laboratories, LLC	Delaware	37-1485678
ZyCare, Inc.	North Carolina	56-1398496

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a 29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1. A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875 which is incorporated by reference).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948) which is incorporated by reference.

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875 which is incorporated by reference).

4.	A copy of the existing by laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875 which is incorporated by reference).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Boston, and State of Massachusetts, on the 18th day of March, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Peter M. Murphy
	Name:	Peter M. Murphy
	Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. of 700 South
Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,585
Interest-bearing balances		426
Securities:
Held-to-maturity securities		16
Available-for-sale securities		553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		83,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,983
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		852,858
Other intangible assets		251,145
Other assets		156,398

Total assets		$1,910,218

1

		Dollar Amounts
		in Thousands
LIABILITIES

Deposits:
In domestic offices		1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		198,124
Total liabilities		468,527
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not Applicable
Retained earnings		316,907
Accumulated other comprehensive income		2,264
Other equity capital components		0
Not Available
Total bank equity capital		1,441,691
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,441,691

Total liabilities and equity capital		1,910,218

     I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz    )                Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

2